IDS EQUITY SELECT FUND, INC.
FILE NO.2-13188/811-772

EXHIBIT INDEX

EXHIBIT 9(b):   Transfer Agency Agreement, dated Jan. 1, 1998.

EXHIBIT 10:     Opinion and consent of counsel.

EXHIBIT 11:     Independent Auditors' Consent.

EXHIBIT 17:     Financial Data Schedules.

EXHIBIT 18:     Plan pursuant to Rule 18f-3

EXHIBIT 19(a):  Directors' Power of Attorney, dated Jan. 7, 1998.